Item 26. Exhibit (h) ii. l.

AMENDMENT NO. 2 TO SHAREHOLDER INFORMATION AGREEMENT

This Amendment, effective as of November 11, 2020 (the “Amendment”), amends the SHAREHOLDER INFORMATION AGREEMENT entered into as of March 12, 2007 with an effective date of October 16, 2007, as amended on March 1, 2017, by and between T. Rowe Price Services, Inc., T. Rowe Price Investment Services, Inc., T. Rowe Price Fixed Income Series, Inc., T. Rowe Price Equity Series, Inc. and Massachusetts Mutual Life Insurance Company, MML Bay State Life Insurance Company and C.M. Life Insurance Company (the “Agreement”).

WHEREAS, the parties desire to amend the Agreement to add T. Rowe Price International Series, Inc. to the Agreement.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement is hereby amended as follows:

1.	Effective as of November 11, 2020, T. Rowe Price International Series, Inc. is made a party to the Agreement;

2.	Effective as of November 11, 2020, T. Rowe Price International Series, Inc. agrees to be bound by the terms and conditions of the Agreement; and

3.	Effective as of November 11, 2020, the term “Fund” as defined in the Agreement is amended to include T. Rowe Price Services, Inc., T. Rowe Price Investment Services, Inc., T. Rowe Price Fixed Income Series Inc., T. Rowe Price Equity Series Inc., and T. Rowe Price International Series, Inc.

All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Agreement.

This Amendment may be signed in any number of counterparts, including facsimile copies thereof or electronic scan copies thereof delivered by electronic mail, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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All other terms and provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by their duly authorized signatories.

T. ROWE PRICE INVESTMENT SERVICES, INC.		MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

C.M. LIFE INSURANCE COMPANY

By:	/s/ William Presley	MML BAY STATE LIFE INSURANCE COMPANY
Name:	William Presley
Title:	Vice President

T. ROWE PRICE SERVICES, INC.		By:	/s/ Michael S. Dunn
		Name:	Michael S. Dunn
		Title:	Head of Institutional Insurance

By:	/s/ William Presley
Name:	William Presley
Title:	Vice President

T. ROWE PRICE EQUITY SERIES, INC.

By:	/s/ Fran Pollack-Matz
Name:	Fran Pollack-Matz
Title:	Vice President

T. ROWE PRICE FIXED INCOME SERIES, INC.

By:	/s/ Fran Pollack-Matz
Name:	Fran Pollack-Matz
Title:	Vice President

T. ROWE PRICE INTERNATIONAL SERIES, INC.

By:	/s/ Fran Pollack-Matz
Name:	Fran Pollack-Matz
Title:	Vice President

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